                                  EXHIBIT (13)

                         COMPUTATION OF PERFORMANCE DATA

Annual Report Calculations
Equity

------------------------------------------------------------------------------------------------------------------------------------
                    Fund                                                                 Retirement         Fund            Fund
      Year           ROR            Value         TOP A          TOP B        TOP +       Advantage      Cumulative      Annualized
====================================================================================================================================
    12/31/68                      10.000000       8.82%          8.88%        9.18%         8.70%         1267.64%         10.17%
    12/31/69       1.0090         10.090000
    12/31/70       1.0763         10.859867
    12/31/71       1.0766         11.691733
    12/31/72       1.1340         13.258425
    12/31/73       0.8989         11.917998
    12/31/74       0.8047          9.590413
    12/31/75       1.1985         11.494110
    12/31/76       1.1680         13.425121
    12/31/77       0.9116         12.238340
    12/31/78       1.0726         13.126844
    12/31/79       1.1587         15.210074
    12/31/80       1.4147         21.517691
    12/31/81       0.9707         20.887223
    12/31/82       1.2874         26.890211
    12/31/83       1.1849         31.862211
    12/31/84       0.9912         31.581823
    12/31/85       1.2369         39.063557      11.96%         12.02%       12.33%        11.83%          250.11%         13.35%
    12/31/86       1.2331         48.169272
    12/31/87       1.1082         53.381187
    12/31/88       1.1503         61.404380
    12/31/89       1.2321         75.656336
    12/31/90       0.9614         72.736002      12.07%         12.13%       12.44%        11.94%          88.03%          13.46%
    12/31/91       1.2018         87.414127
    12/31/92       1.0754         94.005152
    12/31/93       1.1409        107.250478
    12/31/94       1.0025        107.518604      25.65%         25.71%       26.07%        25.51%          27.20%          27.20%
    12/31/95       1.2720        136.763665
------------------------------------------------------------------------------------------------------------------------------------

Money Market
------------------------------------------------------------------------------------------------------
                 Fund                                          Retirement     Fund          Fund
      Year        ROR        Value     TOP A   TOP B   TOP +   Advantage   Cumulative    Annualized
======================================================================================================
    7/31/80                10.000000   6.25%   6.31%   6.89%     6.13%       208.04%        7.57%
    12/31/80    1.0483     10.483000
    12/31/81    1.1625     12.186488
    12/31/82    1.1227     13.681770
    12/31/83    1.0861     14.859770
    12/31/84    1.1011     16.362093
    12/31/85    1.0775     17.630155   4.44%   4.50%   5.23%     4.33%        74.72%        5.74%
    12/31/86    1.0630     18.740855
    12/31/87    1.0628     19.917780
    12/31/88    1.0713     21.337918
    12/31/89    1.0889     23.234859
    12/31/90    1.0789     25.068089   2.93%   2.99%   3.28%     2.82%        22.88%        4.21%
    12/31/91    1.0554     26.456861
    12/31/92    1.0317     27.295544
    12/31/93    1.0274     28.043442
    12/31/94    1.0400     29.165179   4.32%   4.38%   4.67%     4.21%         5.62%        5.62%
    12/31/95    1.0562     30.804262
------------------------------------------------------------------------------------------------------

Bond
-------------------------------------------------------------------------------------------------------
                  Fund                                          Retirement      Fund           Fund
      Year         ROR        Value      TOP A   TOP B   TOP +   Advantage   Cumulative     Annualized
=======================================================================================================
    11/02/82                10.000000    7.70%   7.77%   8.07%     7.59%       212.58%         9.05%
    12/31/82     1.0060     10.060000
    12/31/83     1.0263     10.324578
    12/31/84     1.1215     11.579014
    12/31/85     1.2153     14.071976    6.98%   7.04%   7.34%     6.86%       122.13%         8.31%
    12/31/86     1.1249     15.829566
    12/31/87     1.0081     15.957785
    12/31/88     1.0674     17.033340
    12/31/89     1.1071     18.857611
    12/31/90     1.0782     20.332276    7.64%   7.70%   8.00%     7.53%        53.74%          8.98%
    12/31/91     1.1296     22.967339
    12/31/92     1.0754     24.699076
    12/31/93     1.1069     27.339407
    12/31/94     0.9616     26.289574   17.44%  17.50%  17.83%    17.31%        18.90%         18.90%
    12/31/95     1.1890     31.258304
-------------------------------------------------------------------------------------------------------


Omni
-------------------------------------------------------------------------------------------------------
                  Fund                                            Retirement     Fund          Fund
      Year         ROR        Value      TOP A   TOP B   TOP +     Advantage   Cumulative    Annualized
=======================================================================================================
    9/10/84                 10.000000    9.31%   9.38%  10.22%       9.20%      232.74%       11.22%
    12/31/84     1.0374     10.374000
    12/31/85     1.1559     11.991307
    12/31/86     1.1794     14.142547    8.78%   8.84%   9.75%       8.66%      135.28%       10.75%
    12/31/87     0.9832     13.904952
    12/31/88     1.1503     15.994867
    12/31/89     1.1546     18.467673
    12/31/90     1.0191     18.820405   10.69%  10.75%  11.07%      10.58%      76.80%        12.07%
    12/31/91     1.1815     22.236309
    12/31/92     1.0860     24.148632
    12/31/93     1.1285     27.251731
    12/31/94     0.9947     27.107297   21.25%  21.31%  21.66%      21.12%      22.75%        22.75%
    12/31/95     1.2275     33.274207
-------------------------------------------------------------------------------------------------------

International
---------------------------------------------------------------------------------------------------------------------------
                  Fund                                                   Retirement            Fund               Fund
      Year         ROR        Value        TOP A      TOP B     TOP +     Advantage         Cumulative         Annualized
===========================================================================================================================
    5/03/93                 10.000000     15.41%     15.48%    15.80%      15.29%             51.38%             16.87%
    12/31/93     1.2496     12.496000
    12/31/94     1.0807     13.504427     10.73%     10.79%    11.10%      10.61%             12.10%             12.10%
    12/31/95     1.1210     15.138463
---------------------------------------------------------------------------------------------------------------------------


Small Cap
---------------------------------------------------------------------------------------------------------------------------
                  Fund                                                   Retirement            Fund               Fund
      Year         ROR        Value        TOP A      TOP B     TOP +     Advantage         Cumulative         Annualized
===========================================================================================================================
    4/30/94                 10.000000     31.48%     31.56%    31.92%      31.34%             61.29%             33.18%
    12/31/94     1.2126     12.126000     31.38%     31.44%    31.82%      31.24%             33.01%             33.01%
    12/31/95     1.3301     16.128793
---------------------------------------------------------------------------------------------------------------------------


Capital Appreciation
---------------------------------------------------------------------------------------------------------------------------
                  Fund                                                   Retirement            Fund               Fund
      Year         ROR        Value        TOP A      TOP B     TOP +     Advantage         Cumulative         Annualized
===========================================================================================================================
    4/30/94                 10.000000     14.59%     14.67%    14.97%      14.46%             28.17%             16.04%
    12/31/94     1.0453     10.453000     21.12%     21.18%    21.52%      20.98%             22.62%             22.62%
    12/31/95     1.2262     12.817469
---------------------------------------------------------------------------------------------------------------------------


Aggressive Growth
---------------------------------------------------------------------------------------------------------------------------
                   Fund                                                  Retirement            Fund               Fund
      Year          ROR      Value        TOP A      TOP B     TOP +      Advantage         Cumulative         Annualized
===========================================================================================================================
    3/31/95                 10.000000     25.78%     25.84%    26.10%      25.68%             26.95%             37.53%
    12/31/95     1.2695     12.695000
---------------------------------------------------------------------------------------------------------------------------

Global Contrarian
----------------------------------------------------------------------------------------------------------------------
                Fund                                                Retirement            Fund               Fund
      Year       ROR         Value      TOP A     TOP B    TOP +     Advantage         Cumulative         Annualized
======================================================================================================================
    3/31/95                10.000000    7.89%     7.95%    8.16%       7.80%              8.89%             12.05%
    12/31/95   1.0889      10.889000
----------------------------------------------------------------------------------------------------------------------